UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 28, 2018

ENDRA Life Sciences Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37969	26-0579295
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3600 Green Court, Suite 350 Ann Arbor, MI	48105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code    (734) 335-0468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01
Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Notes Offering

On June 28, 2018, ENDRA Life Sciences Inc. (the “Company”) conducted a private placement offering (the “Offering”) in which the Company sold $1,077,000 aggregate principal amount of senior secured convertible promissory notes (the “Notes”) and warrants (the “Warrants” and, together with the Notes, the “Securities”) exercisable for 267,113 shares of the Company’s common stock (“Common Stock”) to accredited investors (the “Investors”) for approximately $1.1 million of gross proceeds. Certain of the Company’s officers and directors purchased Securities in the Offering.

The Notes are convertible into Common Stock at a conversion price equal to the lesser of (a) the lowest per share price at which Common Stock is sold in a Qualified Financing, as applicable, less a discount of 20%, or (b) $2.016, but in any event no less than a conversion price floor of $1.40.

The Company sold the Securities pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), dated June 28, 2018, between the Company and each Investor. Each Note bears interest at a rate of 10% per annum until maturity on December 31, 2018 (the “Maturity Date”). Interest will be paid in arrears on the outstanding principal amount on the three month anniversary of the issuance of the Notes and each three month period thereafter and on the Maturity Date or on the date of conversion in full of each such Note. The principal amount of the Notes will automatically convert into shares of Common Stock (i) upon the consummation of a sale by the Company of Common Stock resulting in aggregate gross cash proceeds of at least $7.0 million (a “Qualified Financing”) or (ii) if the holders of a majority of the aggregate principal amount of outstanding Notes elect to convert the Notes at any time until three days prior to a Qualified Financing. Additionally, holders of Notes (“Noteholders”) are entitled to convert the principal amount of Notes into Common Stock (i) at any time until three days prior to the consummation of a Qualified Financing or (ii) if a material Event of Default (as defined in the Notes) shall have occurred and be continuing. In each case, conversion is subject to the terms and provisions of the Notes. Each Investor has agreed, in connection with a Qualified Financing, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares underlying the Securities for a period of 90 days from the effective date of a registration statement for such Qualified Financing.

The Notes provide for customary events of default. In the case of an event of default with respect to the Notes, each Noteholder may declare its Note to be due and payable immediately without further action or notice. If such an event of default occurs and be continuing, interest on the Notes will automatically be increased to 15% until the default is cured.

The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify each of the Investors and its affiliates against certain liabilities.

National Securities Corporation (the “Placement Agent”) acted as placement agent in the Offering pursuant to a Placement Agent Agreement, dated June 11, 2018 (the “Placement Agent Agreement”). Pursuant to the Placement Agent Agreement, the Company paid to the Placement Agent a commission of 10% of the gross proceeds from the Offering, reimbursed $34,000 of the Placement Agent’s expenses and issued to the Placement Agent a warrant exercisable for 53,423 shares of Common Stock (the “Placement Agent Warrant”).

Each Warrant will entitle the holder to purchase shares of Common Stock for an exercise price per share equal to $2.52, which was the closing bid price of shares of Common Stock on the NASDAQ Capital Market on June 27, 2018. The Warrants are exercisable commencing six months after the date of issuance and expire June 28, 2021. The terms of the Placement Agent Warrant are the same as those of the Warrants.

The foregoing description of the Purchase Agreement, the Notes and the Warrants does not purport to be complete and is qualified in its entirety by reference to the Form of Purchase Agreement, Form of Note and Form of Warrant, which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

Pursuant to the Purchase Agreement, the Company, the Investors and the Placement Agent entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a registration statement (the “Registration Statement”) within 45 days of the closing date of the Offering covering the resale of the shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants and the Placement Agent Warrant (collectively, the “Registrable Securities”). If the Registration Statement is not filed by that time, the Company will make pro rata payments to each holder of Registrable Securities in an amount equal to 1.0% of the aggregate amount invested by such holder pursuant to the Purchase Agreement for each 30-day period or pro rata for any portion thereof for which no Registration Statement is filed with respect to the Registrable Securities. Pursuant to the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable after filing and to remain effective until the earlier of the date that (i) all of the Registrable Securities have been sold or (ii) the Registrable Securities may be sold without restriction by each holder pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Security Agreement

In connection with the Offering, the Company entered into a Security Agreement with the Investors (the “Security Agreement”) pursuant to which the Notes are secured by a first priority lien (subject to permitted liens or permitted encumbrances, as applicable) on substantially all of the Company’s assets.

The foregoing description of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Security Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Securities Purchase Agreement and Notes Offering” is incorporated herein by reference.

Item 3.02.
Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Securities Purchase Agreement and Notes Offering” is incorporated herein by reference.

The Company offered and sold the Securities in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, in reliance upon the safe harbor provided by Rule 506(b) of Regulation D promulgated thereunder. Neither the Securities nor the shares of Common Stock issuable upon conversion of the Notes or exercise of the Warrants or the Placement Agent Warrant have been registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Pursuant to the Registration Rights Agreement described in Item 1.01 of this Current Report on Form 8-K under the heading “Registration Rights Agreement,” the Company has agreed to provide certain registration rights with respect to certain of such securities.

Item 7.01
Regulation FD Disclosure.

On July 2, 2018, the Company issued a press release announcing the closing of the Offering. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Description

4.1	Form of Convertible Promissory Note.
4.2	Form of Warrant.
10.1	Form of Securities Purchase Agreement dated June 28, 2018.
10.2	Form of Registration Rights Agreement dated June 28, 2018.
10.3	Form of Security Agreement dated June 28, 2018.
99.1	Press Release dated July 2, 2018 issued by the Company, furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDRA Life Sciences Inc.
July 2, 2018
	By:	/s/ Francois Michelon
	Name:	Francois Michelon
	Title:	President and Chief Executive Officer

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